Exhibit 99.2

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

January 28, 2016

Board of Directors

New York Community Bancorp., Inc.

615 Merrick Avenue

New York, NY 11590

Attention: Board of Directors

We hereby consent to the inclusion of our opinion letter, dated October 28, 2015, to the Board of Directors of New York Community Bancorp, Inc. (“NYCB”) as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “Summary—Opinions of NYCB’s Financial Advisors—Opinion of Credit Suisse,” “The Merger—Background of the Merger,” “The Merger—NYCB’s Reasons for the Merger; Recommendation of NYCB’s Board of Directors” and “The Merger—Opinion of Credit Suisse Securities (USA) LLC.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations of the Commission thereunder.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CREDIT SUISSE SECURITIES (USA) LLC